Exhibit 23.1

Deloitte Accountants B.V. Flight Forum 1 5657 DA Eindhoven P.O. Box 782 5600 AT Eindhoven Netherlands Tel: +31 (0)88 288 2888 Fax: +31 (0)88 288 9843 www.deloitte.nl

ASML Holding N.V.

De Run 6501

5504 DR VELDHOVEN

Date	From	Our reference
December 19, 2013	G.M. Dekker	3100096773-2514-MvdM

Subject

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of ASML Holding N.V. and the effectiveness of ASML Holding N.V.’s internal control over financial reporting dated February 12, 2013, appearing in the Annual Report on Form 20-F of ASML Holding N.V. for the year ended December 31, 2012.

The ‘General Terms and Conditions for Services Deloitte Netherlands, November 2010’ registered at the Chamber of Commerce under number 24362837 apply to all agreements under which Deloitte performs services.

Deloitte Accountants B.V. is registered with the Trade Register of the Chamber of Commerce and Industry in Rotterdam number 24362853.

Member of Deloitte Touche Tohmatsu